Exhibit 99.1

Bouvet Stockholm Announces Acquisition of Ciber Sweden
Oslo, Norway, September 19, 2016 – Bouvet Stockholm AB, a service provider of information technology, digital communication and enterprise management, today announced an agreement with Ciber, Inc. (NYSE: CBR), a leading global information technology consulting, services and outsourcing company, to acquire its business in Sweden. Ciber Sweden includes 31 employees that will transition to Bouvet upon closing, which pending regulatory consideration, is expected to occur in September 2016.
“I am happy to welcome Ciber Sweden to Bouvet. Together Ciber and Bouvet have a strong client base and have matching competencies and culture. This will strengthen our delivery capacity for development of digital solutions in Stockholm”, said Bouvet Sverige Chief Executive Officer Jonna Nordén.
The acquisition of Ciber Sweden further strengthens Bouvet’s focused regional model. As a turnkey supplier for clients with local operations, the company maintains a strong presence in Norway and Sweden, where it has 14 local offices.
“This acquisition is highly complementary to our regional model and represents a strong fit for our strategy to expand in the attractive Swedish market,” said Bouvet Chief Executive Officer Sverre Hurum. “Bouvet is building expertise in Scandinavia and emphasizes our strong local presence including a deep understanding of our customer’s language, culture and business.”
“We are continuing to execute our strategy of streamlining operations and focusing on core strengths,” said Ciber President and Chief Executive Officer Michael Boustridge. “We are confident that Bouvet’s deep roots in the market will help provide our valued Ciber Sweden customers and employees with a seamless transition.”
About Bouvet ASA
Bouvet is a Scandinavian consultancy with 1030 employees, which delivers advisory, and development services within the field of information technology and digital communications. Bouvet is listed on the Oslo Stock Exchange.
For more information, visit www.bouvet.no/www.bouvet.se
About Ciber, Inc.
Ciber is a global IT consulting company with approximately 5,500 employees in North America, Europe and Asia/Pacific. Ciber partners with organizations to develop technology strategies and solutions that deliver tangible business value. Founded in 1974, the company trades on the New York Stock Exchange (NYSE: CBR). For more information, visit www.ciber.com and follow us on Twitter, LinkedIn, Facebook, Google Plus and our blog.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 relating to Ciber’s operations, results of operations and other matters that are based on Ciber’s current expectations, estimates, forecasts and projections. Words, such as "anticipate," "believe," "could," "expect," "estimate," "intend," "may," "opportunity," "plan," "positioned," "potential," "project," "should," and "will" and similar expressions, are intended to identify these forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Forward-looking statements are based on assumptions as to future events that may not prove to be accurate. For a more detailed discussion of these risks, see the information under the "Risk Factors" heading in Ciber’s Annual Report on Form 10-K for the year ended December 31, 2015, and Ciber’s Quarterly Report on Form 10-Q for the three months ended June 30, 2016, and other documents filed with or furnished to the Securities and Exchange Commission. Other than as required by law, Ciber undertakes no obligation to publicly update any forward-looking statements in light of new information or future events. Readers are cautioned not to put undue reliance on forward-looking statements.
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Contact
Sverre Hurum,
Bouvet ASA, CEO
Tel: +47 91 35 00 47.
E-mail: sverre.hurum@bouvet.no

Jonna Nordén
Bouvet Sverige AB, CEO
Tel: +46 70-943 14 50.
E-mail: jonna.norden@bouvet.se

Scott Kozak
Ciber, Global Communications, Investor and Industry Relations
Tel: 303-967-1379
E-mail: skozak@ciber.com